As filed with the Securities and Exchange Commission on July 16, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQUITY COMMONWEALTH

(Exact name of registrant as specified in its charter)

Maryland	04-6558834
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Two North Riverside Plaza, Suite 600

Chicago, IL 60606

(312) 646-2800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Equity Commonwealth 2015 Omnibus Incentive Plan

(Full title of the Plan)

David A. Helfand

President and Chief Executive Officer

Equity Commonwealth

Two North Riverside Plaza

Suite 600

Chicago, IL 60606

Tel. No.: (312) 646-2800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED		PROPOSED MAXIMUM OFFERING PRICE PER SHARE		PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Shares of Beneficial Interest, $0.01 par value per share	2,500,000	(1)	$32.935	(2)	$82,337,500	$9,980

(1)           Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 also covers an additional indeterminate number of common shares of beneficial interest, par value $0.01 per share (the “Common Shares”) to be offered or sold pursuant to the Equity Commonwealth 2015 Omnibus Incentive Plan (the “Omnibus Plan”) and shares that may become issuable under the Omnibus Plan to prevent dilution resulting from any stock dividend, stock split, recapitalization or similar transaction.

(2)             Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices of the Common Shares on July 15, 2019, as reported by the New York Stock Exchange.

EXPLANATORY NOTE UNDER GENERAL INSTRUCTION E

At the 2015 annual meeting of the shareholders of Equity Commonwealth (the “Company”), the Company’s stockholders approved the Equity Commonwealth 2015 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), which provides for grants of equity awards to eligible persons. At the 2019 annual meeting of the shareholders of the Company, the number of shares of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), which may be issued under the Omnibus Incentive Plan was increased by 2,500,000 Common Shares. This Registration Statement on Form S-8 (the “Registration Statement”) relates to the additional 2,500,000 Common Shares authorized for issuance under the Omnibus Incentive Plan.

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 with respect to the Omnibus Incentive Plan (Registration No. 333-205068), filed with the Securities and Exchange Commission (the “Commission”) on June 18, 2015, including the information contained therein, are hereby incorporated by reference in this Registration Statement, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this Registration Statement.

PART I

As permitted by the rules of the Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be sent or given to the participants in the Omnibus Incentive Plan as required by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to General Instruction E to Form S-8, taken together, constitute a prospectus for the Omnibus Incentive Plan that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference

The following documents, which have been previously filed with the Commission by the Company, are incorporated by reference in this Registration Statement:

(a)               The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (Registration No. 001-09317), filed by the Company with the Commission under the Securities Act on February 14, 2019.

(b)               The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 (Registration No. 001-09317), filed by the Company with the Commission under the Securities Act on April 30, 2019.

(c)                The Company’s Current Reports on Form 8-K filed with the Commission on June 20, 2019, March 27, 2019 (excluding item 7.01 thereof) and January 30, 2019.

(d)               The description of our Common Shares included in our registration statement on Form 8-A filed with the Commission on November 8, 1986 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and including any additional amendment or report filed for the purpose of updating such description.

The Company also incorporates by reference into this Registration Statement additional documents that it may file with the Commission under Section 13(a), 13(c), 14 and 15(d) of the Exchange Act from the date of this Registration Statement until the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, except that the Company is not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K or any other document or information deemed to have been furnished and not filed with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or superseded such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Description of Securities

Not applicable.

Item 5.      Interests of Named Experts and Counsel

Not applicable.

Item 6.         Indemnification of Directors and Officers

Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.

Item 7.         Exemption from Registration Claimed

Not applicable.

Item 8.         Exhibits

EXHIBIT NO.	DESCRIPTION

4.1

Articles of Amendment and Restatement of Declaration of Trust of the Company, dated July 1, 1994, as amended to date (incorporated by reference to the Company’s Current Report on Form 8-K dated August 1, 2014).

4.2

Third Amended and Restated Bylaws of the Company, adopted March 15, 2017 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the Commission on May 4, 2017).

4.3	Form of Common Share Certificate (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the Commission on August 7, 2014).

5.1*	Opinion of Ballard Spahr LLP regarding the validity of the Common Shares registered hereby.

10.1	Equity Commonwealth 2015 Omnibus Incentive Plan (incorporated by reference to the Company’s Current Report on Form 8-K dated June 18, 2015).

10.2

Amendment No. 1 to the Equity Commonwealth 2015 Omnibus Incentive Plan (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on February 18, 2016).

10.3*	Amendment No. 2 to the Equity Commonwealth 2015 Omnibus Incentive Plan.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Ballard Spahr LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).

*Filed herewith.

Item 9.         Undertakings

Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Chicago, State of Illinois, on July 16, 2019.

EQUITY COMMONWEALTH

By:	/s/ David A. Helfand
David A. Helfand
President, Chief Executive Officer and Trustee

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David Helfand, Adam S. Markman, Orrin S. Shifrin and David Weinberg, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, and any and all pre- or post-effective amendments thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-facts and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as that person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefore may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on this 16th day of July, 2019 by the following persons in the capacities indicated.

/s/ David A. Helfand	President, Chief Executive Officer and Trustee (Principal
David A. Helfand	Executive Officer)

/s/ Adam S. Markman	Executive Vice President, Chief Financial Officer and Treasurer
Adam. S. Markman	(Principal Financial Officer)

/s/ Jeffrey D. Brown	Senior Vice President and Chief Accounting Officer (Principal
Jeffrey D. Brown	Accounting Officer)

/s/ Sam Zell	Chairman of the Board of Trustees
Sam Zell

/s/ James S. Corl	Trustee
James S. Corl

/s/ Martin L. Edelman	Trustee
Martin L. Edelman

/s/ Edward A. Glickman	Trustee
Edward A. Glickman

/s/ Peter Linneman	Trustee
Peter Linneman

/s/ James L. Lozier, Jr.	Trustee
James L. Lozier, Jr.

/s/ Mary Jane Robertson	Trustee
Mary Jane Robertson

/s/ Kenneth Shea	Trustee
Kenneth Shea

/s/ Gerald A. Spector	Trustee
Gerald A. Spector

/s/ James A. Star	Trustee
James A. Star